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EXHIBIT 10.5

JOINDER TO REGISTRATION RIGHTS AGREEMENT

        THIS JOINDER TO REGISTRATION RIGHTS AGREEMENT, dated as of January 10, 2005 (this "Joinder"), is made and entered into by and among WORLD AIR HOLDINGS, INC., a Delaware corporation ("Holdings"), WORLD AIRWAYS, INC., a Delaware corporation (the "Company"), and the AIR TRANSPORTATION STABILIZATION BOARD (the "ATSB"). Holdings, the Company, and the ATSB are sometimes herein individually referred to as a "Party" and, collectively, as the "Parties." Capitalized terms used herein but not defined or limited in this Joinder shall have the respective meanings ascribed to such terms in the Registration Rights Agreement (as defined below).

W I T N E S S E T H:

        WHEREAS, the Company, Holdings and World Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (the "Merger Sub"), entered into an Agreement and Plan of Merger, dated as of the date hereof, pursuant to which (i) the Merger Sub will be merged with and into the Company, (ii) each of the issued and outstanding shares of common stock of the Company, par value $.001 per share, will be converted into one share of common stock of Holdings, par value $.001 per share, (iii) the shareholders of the Company will become shareholders of Holdings, and (iv) the Company will become a wholly-owned subsidiary of Holdings (the "Merger");

        WHEREAS, the Company is party to that certain Registration Rights Agreement, dated as of December 30, 2003 (the "Registration Rights Agreement"), by and between the Company and the holders of warrants to purchase common stock referred to therein;

        WHEREAS, The Company, Govco Incorporated as Primary Tranche A Lender, Citibank, N.A. as Alternate Tranche A Lender, Collateral Agent and Agent, Citicorp North America, Inc. as Govco Administrative Agent, Citicorp USA, Inc. as Tranche B Lender, Phoenix American Financial Services, Inc. as Loan Administrator and the ATSB have entered into that certain $30,000,000 Loan Agreement, dated as of December 30, 2003 (as the same may be amended, restated or supplemented or otherwise modified from time to time, the "Loan Agreement");

        WHEREAS, the Merger constitutes a restructuring under Section 5.19 of the Loan Agreement (the "Restructuring");

        WHEREAS, Section 5.19(h) of the Loan Agreement provides that in the event of a Restructuring, Holdings must comply with the provisions of Section 5.19(h) of the Loan Agreement and expressly assume all of the obligations of the Company under the Registration Rights Agreement by an agreement executed and delivered to the ATSB in form and substance satisfactory to the ATSB, pursuant to which Holdings shall become a party to the Registration Rights Agreement; and

        WHEREAS, Holdings is entering into this Joinder to comply with Section 5.19(h) of the Loan Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

        Section 1.    Joinder.    Holdings hereby joins in and agrees to be bound by each and all of the provisions of the Registration Rights Agreement with the same force and effect as if Holdings were an original party thereunder and signatory thereto. Holdings hereby expressly assumes all of the obligations of the Company under the Registration Rights Agreement with the same force and effect as if Holdings were an original party thereunder and signatory thereto.

        Section 2.    Amendment and Waivers.    The provisions of this Joinder, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof, may not be given, without the written consent of Holdings and the ATSB.

        Section 3.    Notices.    All notices and other communications provided for herein or permitted hereunder shall be made in writing by hand-delivery, courier guaranteeing overnight delivery, certified first-class mail, return receipt requested, or telecopy and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the Parties as follows:

  If to Holdings or the Company:

    World Air Holdings Inc.
    or
    World Airways, Inc.

    HLH Building
    101 World Drive
    Peachtree City, Georgia 30269
     Attention: Randy J. Martinez
    Facsimile: 770-632-8090

  With a copy to:

    Powell Goldstein LLP
    One Atlantic Center
    Suite 1400
    1201 West Peachtree Street, N.W.
    Atlanta, Georgia 30309
     Attention: Thomas R. McNeill
    Facsimile: 404-572-6999

  If to the ATSB:

    Air Transportation Stabilization Board
    1120 Vermont Avenue, Suite 970
    Washington, D.C. 20005
     Attention: Executive Director
    Facsimile: 202-622-3420

  With a copy to:

    United States Department of the Treasury
    1500 Pennsylvania Avenue, N.W.
    Washington, D.C. 20220
     Attention: Deputy Assistant Secretary
                      (Government Financial Policy)
    Facsimile: 202-622-0387

        Section 4.    Successors and Assigns.    This Joinder shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the Parties and shall inure to the benefit of each existing and future Holder. Holdings may not assign its rights or obligations hereunder without the prior written consent of the Holders of a majority in interest of the Registrable Securities, other than by operation of law pursuant to a merger or consolidation or reorganization to which Holdings is a party.

        Section 5.    Counterparts.    This Joinder may be executed in any number of counterparts by the Parties hereto, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

        Section 6.    Governing Law.    THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH FEDERAL LAW, IF AND TO THE EXTENT SUCH FEDERAL LAW IS APPLICABLE, AND OTHERWISE IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

        Section 7.    Severability.    If any term, provision, covenant or restriction of this Joinder is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the Parties shall be enforceable to the fullest extent permitted by law.

        Section 8.    Headings.    The headings in this Joinder are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Joinder to "Section" and "paragraph" refer to such Section or paragraph of this Joinder, unless expressly stated otherwise.

        Section 9.    Specific Performance.    The Parties agree that, to the extent permitted by law, (i) the obligations imposed on them in this Joinder are special, unique and of an extraordinary character, and that in the event of a breach by any such Party, damages would not be an adequate remedy; and (ii) each of the other Parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity.

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        IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

COMPANY:
WORLD AIRWAYS, INC.
By:	/s/ RANDY J. MARTINEZ Randy J. Martinez Chief Executive Officer and President
HOLDINGS:
WORLD AIR HOLDINGS, INC.
By:	/s/ RANDY J. MARTINEZ Randy J. Martinez Chief Executive Officer and President
ATSB:
AIR TRANSPORTATION STABILIZATION BOARD
By:	/s/ MARK R. DAYTON Mark R. Dayton Executive Director

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  EXHIBIT 10.5
JOINDER TO REGISTRATION RIGHTS AGREEMENT